U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (date of earliest event reported): March 26, 1999




                         Commission file number 0-22464
                                               ---------



                                KOALA CORPORATION
                                -----------------
                      (Exact name of small business issuer
                          as specified in its charter)



         Colorado                                          84-1238908
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)




                 11600 E. 53rd Avenue, Unit D, Denver, CO 80239
                 ----------------------------------------------
                    (Address of principal executive offices)


                                 (303) 574-1000
                                 --------------
                           (Issuer's telephone number)




                                 Not Applicable
                                 --------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)

ITEM 2.           ACQUISITION OF ASSETS

         On March 26, 1999, Koala Corporation (the "Company"), acquired certain of the assets of Superior Foam & Polymers, Inc., a Texas corporation ("Superior Foam"), for the purchase price of $5.0 million in cash and $1.0 million in the Company's common stock. The Company financed the payment of the cash consideration through the use of their revolving credit facility with U.S. Bank National Association.

         Founded in 1991, Superior Foam designs, manufactures and markets commercial foam activity products, which are created in a variety of customized themes.

         The purchase price and terms were negotiated on an arms length basis with Superior Foam. No principal of Superior Foam had a relationship with the Company prior to the transaction.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS

     (c)               Exhibits.

     2.1 Agreement for Sale and Purchase of Assets dated March 26, 1999 by and among Koala Corporation, Superior Foam & Polymers, Inc., James T. New, Jr. and Kevin C. Brown.

     99.1      Press Release.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      KOALA CORPORATION




Date:  March 30, 1999                 By:  /s/ Mark A. Betker
                                          ----------------------
                                      Mark A. Betker, Chairman and Chief
                                      Executive Officer